Exhibit 99.1
HALLIBURTON ANNOUNCES SECOND QUARTER 2025 RESULTS
•Net income of $0.55 per diluted share.
•Cash flow from operations of $896 million and free cash flow1 of approximately $582 million.
•Revenue of $5.5 billion and operating margin of 13%.
•Approximately $250 million of share repurchases.
HOUSTON – July 22, 2025 – Halliburton Company (NYSE: HAL) announced today net income of $472 million, or $0.55 per diluted share, for the second quarter of 2025. This compares to net income for the first quarter of 2025 of $204 million, or $0.24 per diluted share. Adjusted net income2 in the first quarter of 2025, excluding impairments and other charges, was $517 million, or $0.60 per diluted share. Halliburton’s total revenue for the second quarter of 2025 was $5.5 billion, compared to total revenue of $5.4 billion in the first quarter of 2025. Operating income was $727 million in the second quarter of 2025, compared to operating income of $431 million in the first quarter of 2025. Adjusted operating income3 in the first quarter of 2025, excluding impairments and other charges, was $787 million.
“Halliburton today is more differentiated, with deeper technology advantages to address our customers’ requirements, and more collaborative than ever before. I believe our value proposition, to collaborate and engineer solutions to maximize asset value for our customers, is a powerful driver of both customer and shareholder value,” commented Jeff
Miller, Chairman, President and CEO.
“What I see tells me the oilfield services market will be softer than I previously expected over the short to medium term. We will of course take action to address this near term softness, and we remain fully committed to our shareholder returns framework.
"In international markets, while activity reductions in a few large markets will likely overshadow the solid performance of other geographies, I am confident our strategy is the right one, and our growth engines, including unconventionals, drilling, production services and artificial lift, remain key to that strategy.
“In North America, my customer conversations tell me technology and service execution are key to maximizing the value of their assets and I believe Halliburton has unmatched capability to deliver both of these at scale, which is why I expect Halliburton to continue to outpace our competitors in this important market,” concluded Miller.
Operating Segments
Completion and Production
Completion and Production revenue in the second quarter of 2025 was $3.2 billion, an increase of $51 million, or 2%, when compared to the first quarter of 2025, while operating income in the second quarter of 2025 was $513 million, a decrease of $18 million, or 3%, when compared to the first quarter of 2025. Revenue increased due to improved pressure pumping services and higher completion tool sales in the Western Hemisphere, improved well intervention services internationally, and increased pipeline and process services in the
Eastern Hemisphere. Offsetting these increases were lower activity across multiple product service lines in the Middle East and lower Artificial Lift activity in US Land. The decline in operating income was primarily driven by lower pricing for stimulation services in US Land.
Drilling and Evaluation
Drilling and Evaluation revenue in the second quarter of 2025 was $2.3 billion, an increase of  $42 million, or 2%, when compared to the first quarter of 2025, while operating income in the second quarter of 2025 was $312 million, a decrease of $40 million, or 11%, when compared to the first quarter of 2025. Revenue increased due to increased drilling-related services globally. Offsetting these increases were decreased software sales globally, lower wireline activity and decreased testing services in Middle East/Asia, and lower activity across multiple product service lines in Namibia. Operating income decreased due to seasonal roll off of software sales and increased startup and mobilization costs incurred across multiple product service lines.
Geographic Regions
North America
North America revenue in the second quarter of 2025 was $2.3 billion, relatively flat when compared to the first quarter of 2025. These results were primarily driven by increased stimulation activity in Canada, higher fluid services and improved cementing activity in US
Land, and increased completion tool sales in the region. These increases were offset by lower artificial lift activity in US Land, decreased fluid services and lower wireline activity in the Gulf of America, and decreased software sales in the region.
International
International revenue in the second quarter of 2025 was $3.3 billion, an increase of 2%
when compared to the first quarter of 2025.
Latin America revenue in the second quarter of 2025 was $977 million, an increase of 9%
sequentially. This increase was primarily due to improved activity across multiple product service lines in Mexico and Brazil and increased well intervention services in Argentina.
Partially offsetting these increases were decreased project management activity in Ecuador and lower drilling services and decreased cementing activity in Argentina.
Europe/Africa revenue in the second quarter of 2025 was $820 million, an increase of 6%
sequentially. This increase was primarily driven by higher activity across multiple product service lines in Norway. Partially offsetting this increase was decreased well construction activity in Namibia and lower completion tool sales across Africa.
Middle East/Asia revenue in the second quarter of 2025 was $1.5 billion, a decrease of 4%
sequentially. This decrease was primarily due to lower activity across multiple product service lines in Saudi Arabia and Kuwait. Partially offsetting these decreases were increased drilling activity and improved well intervention services in the region.
Other Financial Items
During the second quarter of 2025, Halliburton:
•Repurchased approximately $250 million of its common stock.
•Paid dividends of $0.17 per share.
•Spent $32 million on SAP S4 migration.
Selective Technology & Highlights
•Halliburton jointly developed a new process with Chevron U.S.A. Inc., a subsidiary of
Chevron Corporation, that enables closed-loop, feedback-driven completions in
Colorado. This intelligent fracturing process combines automated stage execution with subsurface feedback to optimize delivery of energy into the wellbore without relying on human intervention. The capability improves the previous implementation of autonomous hydraulic fracturing technology.
•Halliburton and Nabors Industries achieved the first fully automated surface and subsurface execution of rotary and slide drilling operations in Oman. The integration of the companies’ digital solutions delivered land-based, closed-loop drilling solutions to improve operational efficiency, consistency, and real-time decision-making capabilities. Halliburton’s LOGIX™ automation and remote operations solutions, and
Nabors SmartROS® rig operating system enabled seamless orchestration of drilling parameters, real-time data analytics, integrated experience management, and remote control of operations.
•Halliburton launched EarthStar® 3DX, the industry's first 3D horizontal look-ahead resistivity service. The technology provides operators with geological insights into horizontal wells up to 50 feet before penetration by the bit. The capability to gather real-time data allows operators to identify hazards and make informed decisions.
•Halliburton was awarded a 5-year contract by Repsol Resources UK to support the full well lifecycle on their platform assets in the UK North Sea. Halliburton will provide subsurface technology, drilling and completion services, and digital solutions for major new developments. The company will deliver a rigless intervention framework that enables Repsol Resources UK to optimize well construction, production, and intervention to maximize plug and abandonment (P&A) operations.
•Halliburton won a contract for GeoFrame Energy’s geothermal and direct lithium extraction (DLE) project. Through this collaboration, Halliburton will plan and design the first demonstration phase wells in the Smackover Formation in East Texas. Work is expected to begin in late 2025.

(1)	Free cash flow is a non-GAAP financial measure; please see reconciliation of Cash Flows from Operating Activities to Free Cash Flow in Footnote Table 5.

(2)	Adjusted net income is a non-GAAP financial measure; please see reconciliation of Net Income to Adjusted Net Income in Footnote Table 3 and 4.

(3)	Adjusted operating income is a non-GAAP financial measure; please see reconciliation of Operating Income to Adjusted Operating Income in Footnote Table 1 and 2.
About Halliburton
Halliburton is one of the world’s leading providers of products and services to the energy industry. Founded in 1919, we create innovative technologies, products, and services that help our customers maximize their value throughout the life cycle of an asset and advance a sustainable energy future. Visit us at www.halliburton.com; connect with us on LinkedIn,
YouTube, Instagram, and Facebook.
Forward-looking Statements
The statements in this press release that are not historical statements are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: changes in the demand for or price of oil and/or natural gas, including as a result of development of alternative energy sources, general economic conditions such as inflation and recession, the ability of the OPEC+ countries to agree on and comply with production quotas, and other causes; changes in capital spending by our customers; the modification, continuation or suspension of our shareholder return framework, including the payment of dividends and purchases of our stock, which will be subject to the discretion of our Board of Directors and may depend on a variety of factors, including our results of operations and financial condition, growth plans, capital requirements and other conditions existing when any payment or purchase decision is made; potential catastrophic events related to our operations, and related indemnification and insurance; protection of intellectual property rights; cyber-attacks and data security; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to oil and natural gas exploration, the environment, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; assumptions regarding the generation of future taxable income, and compliance with laws related to and disputes with taxing authorities regarding income taxes; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls, tariffs, and sanctions, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; delays or failures by customers to make payments owed to us; infrastructure issues in the oil and natural gas industry; availability and cost of highly skilled labor and raw materials; completion of potential dispositions, and acquisitions, and integration and success of acquired businesses and joint ventures. Halliburton's Form 10-K for the year ended December 31, 2024, Form 10-Q for the quarter ended March 31, 2025, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2025	2024	2025
Revenue:
Completion and Production	$3,171	$3,401	$3,120
Drilling and Evaluation	2,339	2,432	2,297
Total revenue	$5,510	$5,833	$5,417
Operating income:
Completion and Production	$513	$723	$531
Drilling and Evaluation	312	403	352
Corporate and other	(66)	(65)	(66)
SAP S4 upgrade expense	(32)	(29)	(30)
Impairments and other charges (a)	—	—	(356)
Total operating income	727	1,032	431
Interest expense, net	(92)	(92)	(86)
Other, net	(24)	(20)	(39)
Income before income taxes	611	920	306
Income tax provision (b)	(131)	(207)	(103)
Net income	$480	$713	$203
Net (income) loss attributable to noncontrolling interest	(8)	(4)	1
Net income attributable to company	$472	$709	$204

Basic and diluted net income per share	$0.55	$0.80	$0.24
Basic weighted average common shares outstanding	857	884	866
Diluted weighted average common shares outstanding	857	886	866

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended March 31, 2025.
(b)	The income tax provision during the three months ended March 31, 2025, includes a tax effect on impairments and other charges.
See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.
See Footnote Table 3 for Reconciliation of Net Income to Adjusted Net Income.
HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2025	2024
Revenue:
Completion and Production	$6,291	$6,774
Drilling and Evaluation	4,636	4,863
Total revenue	$10,927	$11,637
Operating income:
Completion and Production	$1,044	$1,411
Drilling and Evaluation	664	801
Corporate and other	(132)	(130)
SAP S4 upgrade expense	(62)	(63)
Impairments and other charges (a)	(356)	—
Total operating income	1,158	2,019
Interest expense, net	(178)	(184)
Other, net (b)	(63)	(128)
Income before income taxes	917	1,707
Income tax provision (c)	(234)	(385)
Net income	$683	$1,322
Net income attributable to noncontrolling interest	(7)	(7)
Net income attributable to company	$676	$1,315

Basic and diluted net income per share	$0.78	$1.48
Basic weighted average common shares outstanding	862	886
Diluted weighted average common shares outstanding	862	888

(a)	See Footnote Table 2 for details of the impairments and other charges recorded during the six months ended June 30, 2025.
(b)	During the six months ended June 30, 2024, Halliburton incurred a charge of $82 million in March 2024, primarily due to the impairment of an investment in Argentina and currency devaluation in Egypt.
(c)
The income tax provision during the six months ended June 30, 2025, includes the tax effect on impairments and other charges. The tax provision during the six months ended June 30, 2024, includes the tax effect on the impairment of an investment in Argentina and Egypt currency impact.

See Footnote Table 2 for Reconciliation of Operating Income to Adjusted Operating Income.
See Footnote Table 4 for Reconciliation of Net Income to Adjusted Net Income.
HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and equivalents	$2,038	$2,618
Receivables, net	4,970	5,117
Inventories	3,071	3,040
Other current assets	1,592	1,607
Total current assets	11,671	12,382
Property, plant, and equipment, net	5,246	5,113
Goodwill	2,964	2,838
Deferred income taxes	2,327	2,339
Operating lease right-of-use assets	973	1,022
Other assets	2,196	1,893
Total assets	$25,377	$25,587
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,231	$3,189
Accrued employee compensation and benefits	616	711
Current maturities of long-term debt	381	381
Current portion of operating lease liabilities	261	263
Other current liabilities	1,355	1,506
Total current liabilities	5,844	6,050
Long-term debt	7,163	7,160
Operating lease liabilities	756	798
Employee compensation and benefits	406	414
Other liabilities	661	617
Total liabilities	14,830	15,039
Company shareholders’ equity	10,505	10,506
Noncontrolling interest in consolidated subsidiaries	42	42
Total shareholders’ equity	10,547	10,548
Total liabilities and shareholders’ equity	$25,377	$25,587
HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2025	2024	2025
Cash flows from operating activities:
Net income	$683	$1,322	$480
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation, depletion, and amortization	561	534	284
Impairments and other charges	356	—	—
Working capital (a)	100	(365)	254
Other operating activities	(427)	77	(122)
Total cash flows provided by operating activities	1,273	1,568	896
Cash flows from investing activities:
Capital expenditures	(656)	(677)	(354)
Purchase of an equity investment	(345)	—	—
Payments to acquire businesses	(162)	(22)	(46)
Purchase of investment securities	(115)	(282)	(19)
Sale of an equity investment	120	—	120
Proceeds from sales of property, plant, and equipment	89	108	40
Sales of investment securities	65	123	24
Other investing activities	(36)	(24)	(21)
Total cash flows used in investing activities	(1,040)	(774)	(256)
Cash flows from financing activities:
Stock repurchase program	(507)	(500)	(257)
Dividends to shareholders	(292)	(302)	(145)
Other financing activities	(12)	(36)	(3)
Total cash flows used in financing activities	(811)	(838)	(405)
Effect of exchange rate changes on cash	(2)	(82)	(1)
Increase (decrease) in cash and equivalents	(580)	(126)	234
Cash and equivalents at beginning of period	2,618	2,264	1,804
Cash and equivalents at end of period	$2,038	$2,138	$2,038

(a)	Working capital includes receivables, inventories, and accounts payable.
See Footnote Table 5 for Reconciliation of Cash Flows from Operating Activities to Free Cash Flow.
HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
Revenue	2025	2024	2025
By operating segment:
Completion and Production	$3,171	$3,401	$3,120
Drilling and Evaluation	2,339	2,432	2,297
Total revenue	$5,510	$5,833	$5,417

By geographic region:
North America	$2,259	$2,481	$2,236
Latin America	977	1,097	896
Europe/Africa/CIS	820	757	775
Middle East/Asia	1,454	1,498	1,510
Total revenue	$5,510	$5,833	$5,417

Operating Income
By operating segment:
Completion and Production	$513	$723	$531
Drilling and Evaluation	312	403	352
Total operations	825	1,126	883
Corporate and other	(66)	(65)	(66)
SAP S4 upgrade expense	(32)	(29)	(30)
Impairments and other charges	—	—	(356)
Total operating income	$727	$1,032	$431

See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.
HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Six Months Ended
	June 30,
Revenue	2025	2024
By operating segment:
Completion and Production	$6,291	$6,774
Drilling and Evaluation	4,636	4,863
Total revenue	$10,927	$11,637

By geographic region:
North America	$4,495	$5,027
Latin America	1,873	2,205
Europe/Africa/CIS	1,595	1,486
Middle East/Asia	2,964	2,919
Total revenue	$10,927	$11,637

Operating Income
By operating segment:
Completion and Production	$1,044	$1,411
Drilling and Evaluation	664	801
Total operations	1,708	2,212
Corporate and other	(132)	(130)
SAP S4 upgrade expense	(62)	(63)
Impairments and other charges	(356)	—
Total operating income	$1,158	$2,019

See Footnote Table 2 for Reconciliation of Operating Income to Adjusted Operating Income.
FOOTNOTE TABLE 1
HALLIBURTON COMPANY
Reconciliation of Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2025	2024	2025
Operating income	$727	$1,032	$431
Impairments and other charges:
Severance costs	—	—	107
Impairment of assets held for sale	—	—	104
Impairment of real estate facilities	—	—	53
Other	—	—	92
Total impairments and other charges (a)	—	—	356
Adjusted operating income (b) (c)	$727	$1,032	$787

(a)
During the three months ended March 31, 2025, Halliburton recognized a pre-tax charge of $356 million as a result of severance costs, an impairment of assets held for sale, an impairment on real estate facilities, and other items, primarily related to legacy environmental remediation cost estimate increases.

(b)
Adjusted operating income is a non-GAAP financial measure which is calculated as: “Operating income” plus “Total impairments and other charges” for the respective periods. Management believes that operating income adjusted for impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items.

(c)
We calculate operating margin by dividing operating income by revenue. We calculate adjusted operating margin, a non-
GAAP financial measure, by dividing adjusted operating income by revenue. Management believes adjusted operating margin is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 2
HALLIBURTON COMPANY
Reconciliation of Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Six Months Ended
	June 30,
	2025	2024
Operating income	$1,158	$2,019

Impairments and other charges:
Severance costs	107	—
Impairment of assets held for sale	104	—
Impairment of real estate facilities	53	—
Other	92	—
Total impairments and other charges (a)	356	—
Adjusted operating income (b) (c)	$1,514	$2,019

(a)
During the six months ended June 30, 2025, Halliburton recognized a pre-tax charge of $356 million as a result  of severance costs, an impairment of assets held for sale, an impairment on real estate facilities, and other items, primarily related to legacy environmental remediation cost estimate increases.

(b)
Adjusted operating income is a non-GAAP financial measure which is calculated as: “Operating income” plus “Total impairments and other charges” for the respective periods. Management believes that operating income adjusted for impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items.

(c)
We calculate operating margin by dividing operating income by revenue. We calculate adjusted operating margin, a non-GAAP financial measure, by dividing adjusted operating income by revenue. Management believes adjusted operating margin is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 3
HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2025	2024	2025
Net income attributable to company	$472	$709	$204
Adjustments:
Impairments and other charges (a)	—	—	356
Other, net	—	—	—
Total adjustments, before taxes	—	—	356
Tax adjustment (b)	—	—	(43)
Total adjustments, net of taxes (c)	—	—	313
Adjusted net income attributable to company (c)	$472	$709	$517
Diluted weighted average common shares outstanding	857	886	866
Net income per diluted share (d)	$0.55	$0.80	$0.24
Adjusted net income per diluted share (d)	$0.55	$0.80	$0.60

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended March 31, 2025.
(b)	The tax adjustment in the table above includes the tax effect on the impairments and other charges recorded during the three months ended March 31, 2025.
(c)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus “Total adjustments, net of taxes” for the respective periods. Management believes net income adjusted for impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(d)
Net income per diluted share is calculated as: “Net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: “Adjusted net income attributable to company” divided by “Diluted weighted average common shares outstanding.”
Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 4
HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2025	2024
Net income attributable to company	$676	$1,315

Adjustments:
Impairments and other charges (a)	356	—
Other, net (b)	—	82
Total adjustments, before taxes	356	82
Tax adjustment (c)	(43)	(9)
Total adjustments, net of taxes (d)	313	73
Adjusted net income attributable to company (d)	$989	$1,388

Diluted weighted average common shares outstanding	862	888
Net income per diluted share (e)	$0.78	$1.48
Adjusted net income per diluted share (e)	$1.15	$1.56

(a)	See Footnote Table 2 for details of the impairments and other charges recorded during the six months ended June 30, 2025.
(b)	During the six months ended June 30, 2024, Halliburton incurred a charge of $82 million in March 2024, primarily due to the impairment of an investment in Argentina and currency devaluation in Egypt.
(c)
The tax adjustment in the table above includes the tax effect on the impairments and other charges recorded during the six months ended June 30, 2025. During the six months ended June 30, 2024, the tax adjustment includes the tax effect on the impairment of an investment in Argentina and Egypt currency impact.

(d)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus “Total adjustments, net of taxes” for the respective periods. Management believes net income adjusted for the impairments and other charges, Egypt currency impact, and Argentina investment impairment, along with the tax adjustment, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(e)
Net income per diluted share is calculated as: “Net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: “Adjusted net income attributable to company” divided by “Diluted weighted average common shares outstanding.”
Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 5
HALLIBURTON COMPANY
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow
(Millions of dollars)
(Unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2025	2024	2025
Total cash flows provided by operating activities	$1,273	$1,568	$896
Capital expenditures	(656)	(677)	(354)
Proceeds from sales of property, plant, and equipment	89	108	40
Free cash flow (a)	$706	$999	$582

(a)
Free Cash Flow is a non-GAAP financial measure which is calculated as “Total cash flows provided by operating activities”
less “Capital expenditures” plus “Proceeds from sales of property, plant, and equipment.” Management believes that Free
Cash Flow is a key measure to assess liquidity of the business and is consistent with the disclosures of Halliburton's direct, large-cap competitors.

Conference Call Details
Halliburton Company (NYSE: HAL) will host a conference call on Tuesday, July 22,
2025, to discuss its second quarter 2025 financial results. The call will begin at 8:00
a.m. CT (9:00 a.m. ET).
Please visit the Halliburton website to listen to the call via live webcast. A recorded version will be available for seven days under the same link immediately following the conclusion of the conference call. You can also pre-register for the conference call and obtain your dial in number and passcode by clicking here.
CONTACTS
Investor Relations Contact
David Coleman
Investors@Halliburton.com
281-871-2688
Media Relations
Alexandra Franceschi
PR@Halliburton.com
281-871-2601